Exhibit 99.1
CONTINGENT PAYMENT RIGHTS AGREEMENT
     THIS CONTINGENT PAYMENT RIGHTS AGREEMENT, dated as of February 25, 2009 (this “Agreement”), is entered into by and between The Medicines Company, a Delaware corporation (“Parent”), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”).
Preamble
     Parent, Boxford Subsidiary Corporation, a Delaware corporation (“Purchaser”), and Targanta Therapeutics Corporation, a Delaware corporation (“Company”), have entered into an Agreement and Plan of Merger dated as of January 12, 2009 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Purchaser (a) has made a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of Company (“Company Common Stock”) and (b) following acceptance of the Offer, will merge with and into Company, with Company surviving the Merger as a subsidiary of Parent.
     Pursuant to the Merger Agreement, in each of the Offer and the Merger, Parent has agreed to provide to Company’s stockholders the right to receive contingent cash payments as hereinafter described.
     NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Definitions.
     (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
          (i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
          (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
          (iii) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa; and

          (iv) all references to “including” shall be deemed to mean including without limitation.
     (b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them below:
     “Board of Directors” means the board of directors of Parent.
     “Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.
     “cSSSI” means complicated skin and skin structure infections.
     “CPRs” means the rights of Holders to receive contingent cash payments pursuant to Sections 1.1(a) and 3.1(a)(iii) of the Merger Agreement and this Agreement.
     “CPR Payment Amounts” means the EMEA CPR Payment Amount, the FDA CPR Payment Amount, the Single Dose CPR Payment Amount and the Net Sales CPR Payment Amount, as applicable.
     “CPR Payment Date” means the date set forth in Section 2.4(i) on which a CPR Payment Amount is to be paid by the Rights Agent to the Holders.
     “DTC” means The Depository Trust Company.
     “EMEA” means the European Medicines Agency.
     “EMEA CPR Payment Amount” means an amount equal to (a) $1.00 per CPR, payable in cash, in the event the EMEA CPR Payment Event occurs on or before December 31, 2009, (b) $0.75 per CPR, payable in cash, in the event the EMEA CPR Payment Event occurs after December 31, 2009 and on or before June 30, 2010 and (c) $0.50 per CPR, payable in cash, in the event the EMEA CPR Payment Event occurs after June 30, 2010 and on or before December 31, 2013.
     “EMEA CPR Payment Event” means EMEA approval of an MAA for Oritavancin for the treatment of cSSSI granted to Parent or a Parent Affiliated Party, which approval is granted on or before December 31, 2013.
     “FDA CPR Payment Amount” means an amount equal to $0.50 per CPR, payable in cash.

     “FDA CPR Payment Event” means final FDA approval of an NDA for Oritavancin for the treatment of cSSSI granted to Parent or a Parent Affiliated Party, which approval is granted on or before the Outside Payment Date.
     “Holder” means a Person in whose name a CPR is registered in the CPR Register.
     “MAA” means a Marketing Authorization Application submitted to the EMEA.
     “NDA” means a New Drug Application submitted to the FDA.
     “Net Sales CPR Payment Amount” means an amount equal to $2.35 per CPR, payable in cash.
     “Net Sales CPR Payment Event” means the first achievement of aggregate Net Sales of Oritavancin in four consecutive calendar quarters of at least $400,000,000, all of which aggregate Net Sales shall have occured on or before December 31, 2021.
     “Net Sales” means the gross amount invoiced by or on behalf of the relevant Selling Entity for Oritavancin sold to third parties other than the Company’s Affiliates, licensees or sublicensees in bona fide, arm’s-length transactions, less the following deductions to the extent included in the gross invoiced sales price of Oritavancin or otherwise directly paid or incurred by the Selling Entity with respect to the sale of Oritavancin:
     (1) normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of Oritavancin;
     (2) amounts repaid or credited by reasons of defects, recalls, returns, rebates or allowances of goods or because of retroactive price reductions specifically identifiable to Oritavancin;
     (3) chargebacks, rebates (or the equivalent thereof) and other amounts paid on sale or dispensing of Oritavancin, including such payments mandated by programs of Governmental Entities;
     (4) rebates (or the equivalent thereof) and administrative fees paid to medical healthcare organizations, to group purchasing organizations or to trade customers in line with approved contract terms or other normal and customary understandings and arrangements;
     (5) tariffs, duties, excise, sales, value-added and other taxes (other than taxes based on net income) and charges of Governmental Entities;
     (6) reasonable reserves made for uncollectible amounts on previously sold products;
     (7) discounts pursuant to indigent patient programs and patient discount programs and coupon discounts;
     (8) transportation, freight, postage, importation, shipping insurance and other handling expenses; and

     (9) required distribution commissions and fees (including fees related to services provided pursuant to distribution service agreements with wholesalers, fee-for-service wholesaler fees and inventory management fees) payable to any third party providing distribution services to the Selling Entities, so long as such commissions and fees are consistent with the distribution commissions and fees payable in respect to other branded prescription products commercialized by the Company or the applicable Selling Entity;
     all as determined in accordance with the Selling Entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products commercialized by the applicable Selling Entity, which shall be in accordance with GAAP or International Financial Reporting Standards. Further:
     (A) In the case of any sale or other disposal of Oritavancin between or among the Company, its Affiliates, licensees and sublicensees, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a third party; and
     (B) In the case of any sale or other disposal for value, such as barter or counter-trade, of any product, or part thereof, other than in an arm’s-length transaction exclusively for money and excluding any patient assistance programs, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of the Oritavancin in the country of sale or disposal.
     “Non-Compliance Certificate” means each of an EMEA CPR Payment Non-Compliance Certificate, an FDA CPR Payment Non-Compliance Certificate, a Single Dose CPR Payment Non-Compliance Certificate or a Net Sales CPR Payment Non-Compliance Certificate.
     “Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
     “Oritavancin” means any oral or intravenous formulation of a pharmaceutical product containing as its sole active pharmaceutical ingredient the compound 22-0-(4-epi-vancosaminyl)-N3"-(4’-chloro[1,1’-biphenyl]—4-ylmethyl)-vancomycin.
     “Outside Payment Date” means the date, on or before December 31, 2013, that is 40 months after the date the first patient is enrolled in a Phase III Trial of cSSSI.
     “Parent Affiliated Party” means an Affiliate of Parent, a successor or assign of Parent or an Affiliate of Parent or a licensee or collaborator of Parent or any of the foregoing.
     “Permitted Transfer” means: a transfer of CPRs (a) on death by will or intestacy; (b) pursuant to a court order; (c) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of CPRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner, to the extent allowable by DTC; or (e) as provided in Section 2.6.

     “Phase III Trial” means a pivotal clinical study initiated by Parent or a Parent Affiliated Party, in each case after the date hereof, of Oritavancin designed to confirm with statistical significance the efficacy and safety of Oritavancin for purposes of an application for approval of an NDA for Oritavancin for the treatment of cSSSI.
     “Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
     “Selling Entity” means the Company and each of its Affiliates, licensees and sublicensees.
     “Single Dose CPR Payment Amount” means an amount equal to $0.70 per CPR, payable in cash.
     “Single Dose CPR Payment Event” shall mean final FDA approval of an NDA for the use of Oritavancin for the treatment of cSSSI administered by a single dose intravenous infusion granted to Parent or a Parent Affiliated Party, which approval is granted on or before the Outside Payment Date.
ARTICLE II
CONTINGENT PAYMENT RIGHTS
Section 2.1. CPRs.
     The CPRs represent the right of Holders to receive contingent cash payments pursuant to Sections 1.1(a) and 3.1(a)(iii) of the Merger Agreement and this Agreement. Each Holder shall be entitled to one CPR for each share of Company Common Stock (a) the Purchaser accepts for payment from such Holder pursuant to the Offer or (b) owned by such Holder immediately prior to the Effective Time.
Section 2.2. Nontransferable.
     The CPRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.
Section 2.3. No Certificate; Registration; Registration of Transfer; Change of Address.
     (a) The CPRs shall not be evidenced by a certificate or other instrument.
     (b) The Rights Agent shall keep a register (the “CPR Register”) for the purpose of registering CPRs and transfers of CPRs as herein provided. The CPR Register will show one position for Cede & Co representing all the shares of Company Common Stock held by DTC on behalf of the street holders of the shares of Company Common Stock tendered by such holders in the Offer or held by such holders as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever directly to the street holders with respect to transfers of CPRs unless and until such CPRs are transferred into the name of such street holders in accordance with Section 2.2 of this Agreement. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any street holders of shares of Company Common Stock by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regards to distribution of payments by DTC to such street holders.
     (c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CPR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent, pursuant to Securities Transfer Association, Inc. guidelines, duly executed by the Holder thereof, his attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein (including the provisions of Section 2.2), register the transfer of the CPRs in the CPR Register. All duly transferred CPRs registered in the CPR Register shall be the valid obligations of Parent, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CPR shall be valid until registered in the CPR Register, and any transfer not duly registered in the CPR Register will be void ab initio. Any transfer or assignment of the CPRs shall be without charge (other than the cost of any transfer tax) to the Holder.
     (d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CPR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CPR Register.
Section 2.4. Payment Procedures.
     (a) If the EMEA CPR Payment Event shall occur, then within 30 days following the occurrence of the EMEA CPR Payment Event Parent shall deliver to the Rights Agent (i) a certificate (the “EMEA CPR Payment Compliance Certificate”) certifying the date of the satisfaction of the EMEA CPR Payment Event and that the Holders are entitled to receive the applicable EMEA CPR Payment Amount set forth in such certificate and (ii) the aggregate amount of the EMEA CPR Payment payable to the Holders.
     (b) If the FDA CPR Payment Event shall occur, then within 30 days following the occurrence of the FDA CPR Payment Event Parent shall deliver to the Rights Agent (i) a certificate (the “FDA CPR Payment Compliance Certificate”) certifying the date of the satisfaction of the FDA CPR Payment Event and that the Holders are entitled to receive the FDA CPR Payment Amount and (ii) the aggregate amount of the FDA CPR Payment payable to the Holders.
     (c) If the Single Dose CPR Payment Event shall occur, then within 30 days following the occurrence of the Single Dose CPR Payment Event Parent shall deliver to the Rights Agent (i) a certificate (the “Single Dose CPR Payment Compliance Certificate”) certifying the date of the satisfaction of the Single Dose CPR Payment Event and that the Holders are entitled to receive the Single Dose CPR Payment Amount and (ii) the aggregate amount of the Single Dose CPR Payment payable to the Holders. Parent and the Rights Agent agree that the FDA CPR Payment

Event and the Single Dose CPR Payment Event may occur simultaneously, in which case both the FDA CPR Payment and the Single Dose CPR Payment shall be payable simultaneously.
     (d) If the Net Sales CPR Payment Event shall occur, then within 30 days following the occurrence of the Net Sales CPR Payment Event Parent shall deliver to the Rights Agent (i) a certificate (the “Net Sales CPR Payment Compliance Certificate”) certifying the date of the satisfaction of the Net Sales CPR Payment Event and that the Holders are entitled to receive the Net Sales CPR Payment Amount and (ii) the aggregate amount of the Net Sales CPR Payment payable to the Holders. For the avoidance of doubt, the Net Sales CPR Payment Amount shall be due and payable by Parent on no more than one occasion.
     (e) If the EMEA CPR Payment Event has not occurred on or before December 31, 2013, then on or before January 31, 2014 Parent shall deliver to the Rights Agent a certificate (the “EMEA CPR Payment Non-Compliance Certificate”) certifying that the EMEA CPR Payment Event has not occurred, and as a result the Holders are not entitled to receive the EMEA CPR Payment Amount.
     (f) If the FDA CPR Payment Event has not occurred on or before the Outside Payment Date, then on or before the date that is 30 days after the Outside Payment Date Parent shall deliver to the Rights Agent a certificate (the “FDA CPR Payment Non-Compliance Certificate”) certifying that the FDA CPR Payment Event has not occurred, and as a result the Holders are not entitled to receive the FDA CPR Payment Amount.
     (g) If the Single Dose CPR Payment Event has not occurred on or before the Outside Payment Date, then on or before the date that is 30 days after the Outside Payment Date Parent shall deliver to the Rights Agent a certificate (the “Single Dose CPR Payment Non-Compliance Certificate”) certifying that the Single Dose CPR Payment Event has not occurred, and as a result the Holders are not entitled to receive the Single Dose CPR Payment Amount.
     (h) If the Net Sales CPR Payment Event has not occurred on or before December 31, 2021, then on or before March 1, 2022 Parent shall deliver to the Rights Agent a certificate (the “Net Sales CPR Payment Non-Compliance Certificate”) certifying that the Net Sales CPR Payment Event has not occurred, and as a result the Holders are not entitled to receive the Net Sales CPR Payment Amount.
     (i) The Rights Agent shall, within ten Business Days of receipt, send each Holder at its registered address a copy of each certificate delivered by Parent pursuant to this Section 2.4. If in any such certificate Parent certifies that a CPR Payment Amount is payable to the Holders, then at the time the Rights Agent sends a copy of such certificate to the Holders, the Right Agent shall also pay the applicable CPR Payment Amount to each of the Holders (the amount to which each Holder is entitled to receive will be based on the applicable CPR Payment Amount multiplied by the number of CPRs held by such Holder as reflected on the CPR Register) by check mailed to the address of each Holder as reflected in the CPR Register as of the close of business on the last Business Day prior to such CPR Payment Date.
     (j) Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each CPR Payment Amount otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made. Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any Holder, the Rights Agent shall, to the extent practicable, provide notice to the Holder of such potential withholding and a reasonable opportunity for the Holder to provide any necessary tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding amounts.
     (k) Parent agrees to treat, and to cause the Rights Agent to treat, all payments on the CPRs as representing consideration for the sale of shares of Company Common Stock pursuant to the Merger Agreement for all tax and tax reporting purposes, except to the extent that a portion of such payments is required to be treated as imputed interest. Parent and the Rights Agent will determine and report imputed interest amounts pursuant to Section 483 or 1274 of the Code. The CPRs shall not be treated as an interest in a joint venture or partnership for tax purposes.
     (l) Any portion of any CPR Payment Amount that remains undistributed to the Holders for six months after any CPR Payment Date shall be delivered by the Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent for payment of such CPR Payment Amount, but shall have no greater rights against Parent than may be accorded to general unsecured creditors of Parent under applicable law.
     (m) Neither Parent nor the Rights Agent shall be liable to any person in respect of any CPR Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any CPR Payment Amount has not been paid prior to two years after the applicable CPR Payment Date (or immediately prior to such earlier date on which the CPR Payment Amount would otherwise escheat to or become the property of any Governmental Entity), any such CPR Payment Amount shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
Section 2.5. No Voting, Dividends Or Interest; No Equity Or Ownership Interest In Parent.
     (a) The CPRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CPRs to any Holder.
     (b) The CPRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger.
Section 2.6. Ability To Abandon The CPR.
     The Holder of a CPR may at any time at its option abandon all of its remaining rights in this CPR by transferring the CPR to Parent without consideration therefor. Nothing in this Section 2.6 is intended to prohibit Parent from offering to acquire CPRs for consideration in its sole discretion.

ARTICLE III
THE RIGHTS AGENT
Section 3.1. Certain Duties And Responsibilities.
     The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
Section 3.2. Certain Rights of Rights Agent.
     The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
     (a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate;
     (c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (d) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
     (e) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
     (f) Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct; and

     (g) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all taxes and governmental charges, reasonable expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than taxes measured by the Rights Agent’s net income). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder.
Section 3.3. Resignation And Removal; Appointment of Successor.
     (a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified. Parent shall have the right to remove Rights Agent at any time by a Board Resolution specifying a date when such removal shall take effect. Notice of such removal shall be given by Parent to Rights Agent, which notice shall be sent at least 60 days prior to the date so specified.
     (b) If the Rights Agent shall resign, be removed or become incapable of acting, Parent, by a Board Resolution, shall promptly appoint a qualified successor Rights Agent who may be a Holder but may not be an officer of Parent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.3(b), become the successor Rights Agent.
     (c) Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CPR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.
Section 3.4. Acceptance of Appointment By Successor.
     Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.
ARTICLE IV
COVENANTS
Section 4.1. List of Holders.
     Parent shall furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the

Company), the names and addresses of the Holders within ten Business Days of the Effective Time.
Section 4.2. Payment of CPR Payment Amounts.
     Parent shall duly and promptly deposit with the Rights Agent for payment to each Holder the applicable CPR Payment Amounts, if any, in the manner provided for in Section 2.4 and in accordance with the terms of this Agreement.
ARTICLE V
AMENDMENTS
Section 5.1. Amendments Without Consent of Holders.
     (a) Without the consent of any Holders or the Rights Agent, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.4.
     (b) Without the consent of any Holders, Parent, when authorized by a Board Resolution, and the Rights Agent, in the Rights Agent’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
          (i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein;
          (ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as the Board of Directors and the Rights Agent shall consider to be for the protection of the Holders; provided that, in each case, such provisions shall not materially adversely affect the interests of the Holders;
          (iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions shall not materially adversely affect the interests of the Holders;
          (iv) as may be necessary or appropriate to ensure that the CPRs are not subject to registration under the Securities Act or the Exchange Act; provided that such provisions shall not materially adversely affect the interests of the Holders; or
          (v) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is materially adverse to the interests of the Holders.
     (c) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CPR Register, setting forth in general terms the substance of such amendment.

Section 5.2. Amendments With Consent of Holders.
     (a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Holders of not less than a majority of the outstanding CPRs, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
     (b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CPR Register, setting forth in general terms the substance of such amendment.
Section 5.3. Execution of Amendments.
     In executing any amendment permitted by this Article V, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
Section 5.4. Effect of Amendments.
     Upon the execution of any amendment under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION
Section 6.1. Notices To Rights Agent And Parent.
     Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement shall be sufficient for every purpose hereunder if in writing and sent by facsimile transmission, delivered personally, or by certified or registered mail (return receipt requested and first-class postage prepaid) or sent by a nationally recognized overnight courier (with proof of service), addressed as follows:
     (a) if to the Rights Agent, addressed to it at 6201 15th Avenue, Brooklyn, NY 11219, Attention: Isaac Freilich, or at any other address previously furnished in writing to the Holders and Parent by the Rights Agent; or
     (b) if to Parent, addressed to it at 8 Sylvan Way, Parsippany, NJ 07054, Attention: Paul M. Antinori, Senior Vice President and General Counsel, or at any other address previously furnished in writing to the Rights Agent and the Holders by Parent, with a copy to Wilmer Cutler

Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: David E. Redlick, Esq. and Hal J. Leibowitz, Esq.
Section 6.2. Notice To Holders.
     Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CPR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
Section 6.3. Effect of Headings.
     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 6.4. Successors and Assigns.
     All covenants and agreements in this Agreement by Parent shall bind its successors and assigns, whether so expressed or not.
Section 6.5. Benefits of Agreement.
     Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns.
Section 6.6. Governing Law.
     This Agreement and the CPRs shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws.
Section 6.7. Legal Holidays.
     In the event that a CPR Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CPRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable CPR Payment Date.
Section 6.8. Severability Clause.
     In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.
Section 6.9. Counterparts.
     This Agreement may be signed in any number of counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed to constitute but one and the same instrument.
Section 6.10. Termination.
     This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder, and no payments shall be required to be made, upon the earlier to occur of (a) the payment of all potential CPR Payment Amounts required to be paid under the terms of this Agreement and (b) the delivery of Non-Compliance Certificates relating to all CPR Payment Amounts not previously paid pursuant to clause (a).
Section 6.11. Entire Agreement.
     This Agreement and the Merger Agreement represent the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements hereto made except for the Merger Agreement. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

THE MEDICINES COMPANY

By:	/s/ Paul M. Antinori

Name:	Paul M. Antinori

Title:	Senior Vice President and General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Isaac Freilich

Name:	Isaac Freilich

Title:	Vice President